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                                                                   EXHIBIT 10.34

                          Strategic Interactive Group

                      A Bronner Slosberg Humphrey Company

Ms. Marlene D. Beeler
AT&T Interactive Group, Vice President
295 North Maple Avenue - Room 5113B#2

Mr. John C. Casserly
District Manager, Marketing Communications
AT&T Corporation
295 North Maple Avenue - Room 2247G#1
Basking Ridge, NJ 07920

                                                                    July 1, 1999

Dear Marlene and Chris:

The purpose of this letter is to confirm the appointment of Strategic Interactive Group as AT&T's interactive agency partner. In this capacity SIG will provide strategic and implementation support to AT&T's internet development efforts.

Attached is the overall scope of work between now and the end of the 1999, including staffing, fees, and approximate timelines. Page 15 of the attached document details the professional fees for the approved scope of work (totaling $1.625 million). In addition, this attached document also details activities that are not included in this budget but which will be discussed for potential subsequent approval.

We will be providing detailed scope of work, timelines, and specific budgets for each of the identified subprojects within the overall scope, as they are initiated. The sum of these specific budgets will not exceed the total professional fees in the scope of work without prior approval from AT&T. Our expectation is that this agreement will fall under Bronner Slosberg Humphrey's overall contract terms with AT&T and that the specific scope of work we undertake will be governed by this agreement. Please sign below indicating your approval of this letter of engagement.

Both SIG and the overall Bronnercom company are extremely excited to be your strategic partner in achieving AT&T's goal of being the leader in this critical area. We look forward to initiating this relationship with you.

Sincerely,

/s/ John Marshall
---------------------------
John Marshall
SVP, Group Director

Agreed: /s/ John C. Casserly                    /s/ Marlene D. Beeler
       --------------------------             ------------------------------
        John C. Casserly                        Marlene D. Beeler

Attachment
cc: Michael Ward

Strategic Interactive Group Inc. . The Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 . 617867-1000, Fax: 617 867-1111